Exhibit 4

COMMON STOCK
PAR VALUE $.01
CERTIFICATE NO. _____	***_________*** SHARES
CUSIP [•]

COLUMBIA FINANCIAL, INC.

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

SPECIMEN

is the owner of:

*****_______*****

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE

$0.01 PER SHARE, OF COLUMBIA FINANCIAL, INC.

The shares represented by this certificate are transferable only on the stock transfer books of COLUMBIA FINANCIAL, INC. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Company and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder, by acceptance hereof, assents.

IN WITNESS WHEREOF, Columbia Financial, Inc. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:

Thomas J. Kemly, President	Mayra Rinaldi, Secretary

[SEAL]

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

The shares represented by this certificate are subject to a limitation contained in the Amended and Restated Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person (other than Columbia Bank MHC, the parent holding company of the Company) who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this Certificate may not be cumulatively voted on any matter.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT - __________ custodian __________
(Cust) (Minor)

TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act
____________________
(State)

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received _______________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

__________________________________________________ shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint ______________________________________________________________________________, attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED ______________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15